Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Mountain Crest Acquisition Corp. on Amendment No. 1 to Form S-1 of our report dated December 18, 2020 with respect to our audits of the financial statements of Playboy Enterprises, Inc. as of December 31, 2019 and 2018 and for the two years ended December 31, 2019. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/S/ Prager Metis CPAs, LLP

Prager Metis CPAs, LLP

El Segundo, California

December 22, 2020